Exhibit 10.01

ELEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

This Amendment, dated as of April 17, 2006, is made by and among SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (“SANZ” or a “Borrower”), SOLUNET STORAGE, INC., a Delaware corporation (“Solunet” or a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division.

Recitals

The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002; (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002; (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002; (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003; (v) the Fifth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 22, 2003; (vi) the Sixth Amendment to Credit and Security Agreement dated as of February 12, 2004; (vii) the Seventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 3, 2004; (viii) the Eighth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of October 29, 2004; (ix) the Ninth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 29, 2005; and (x) the Tenth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of November 11, 2005 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.  Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending as the case may be, the following definitions:

“Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Borrower, determined in accordance with GAAP, and calculated without regard to (i) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (ii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r).

“Cash Flow” means for a given period, the sum of (i) Net Income and (ii) depreciation and amortization, each as determined for such period in accordance with GAAP.

“Eligible Accounts” means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

(xii) Accounts owed by an account debtor, other than the U.S. Department of Defense (U.S. Department of Navy, U.S. Marine Corp., Defense Logistic Agency, etc.) and All Points Logistics, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 15% of the aggregate of all Accounts;

(xviv) Accounts owed by All Points Logistics, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 20% of the aggregate amount of all Accounts.

“Interest Rate Margin” means, effective as of January 1, 2006, five percent (5.0%), provided, however, that, if no Event of Default then exists:

(i) if the Borrower’s Cash Flow for the three months ending March 31, 2006 is equal to or greater than $0, then the Interest Rate Margin shall equal four percent (4.0%);

(ii) if the Borrower’s Cash Flow for the six months ending June 30, 2006 is equal to or greater than $0, then the Interest Rate Margin shall equal four percent (4.0%);

(iii) if the Borrower’s Cash Flow for the nine months ending September 30, 2006 is (a) equal to or greater than $1,467,830, then the Interest Rate Margin shall equal three percent (3.0%) and (b) equal to or greater than $0 but less than $1,467,830, then the Interest Rate Margin shall equal four percent (4.0%); and

(iv) if the Borrower’s Cash Flow for the twelve months ending December 31, 2006 is (a) equal to or greater than $2,794,162, then the Interest Rate Margin shall equal one and one half percent (1.5%), (b) equal to or greater than $2,394,162 but less than $2,794,162, then the Interest Rate Margin shall equal two percent (2.0%), (c) equal to or greater than $1,467,830 but less than $2,394,162, then the Interest Rate Margin shall equal three percent (3.0%), and (d) equal to or greater than $0 but less than $1,467,830, then the Interest Rate Margin shall equal four percent (4.0%).

Any increase in the Interest Rate Margin shall be effective on the first day of the month in which the Lender receives the Borrower’s monthly financial statements. Any decrease in the Interest Rate Margin shall be effective on the first day of the month following the month in which the Lender receives the Borrower’s monthly financial statements. If the Lender does not receive the Borrower’s monthly financial statements on the date that they are due, then the Interest Rate Margin shall equal five percent (5.0%), and shall be effective on the first day of that month.

If at any time the Interest Rate Margin has been decreased and any of the Borrower’s financial statements show that the Borrower was not entitled to such decrease, then the Interest Rate Margin shall be increased to the Interest Rate Margin to which the Borrower is entitled, such increase to be effective retroactively to the date of such decrease. If at any time the Interest Rate Margin has been decreased and an Event of Default occurs, then the Interest Rate Margin shall equal five percent (5.0%), and shall be effective on the first day of the month in which the Event of Default occurs.

“Net Income” means fiscal year-to-date before-tax net income from continuing operations, as determined in accordance with GAAP, but excluding (i) any extraordinary gains as determined in accordance with GAAP, (ii) any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142, and (iii) any non-cash effects of accounting for stock based compensation in accordance with FASB pronouncement SFAS 123(r).

2.  Section 6.12. Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.12 Minimum Net Income. The Borrower will maintain, during each period described below, its Net Income, determined as at the end of each quarter, at an amount not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

Period	Minimum Net Income
Three months ending March 31, 2006	($600,000)
Six months ending June 30, 2006	($935,759)
Nine months ending September 30, 2006	$350,000
Twelve months ending December 31, 2006	$1,000,000

If quarterly Net Income, determined as at the end of each quarter is negative, then the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received a cash infusion (in the form of equity or Subordinated Debt) in an amount equal to or greater than the absolute value of the negative quarterly Net Income, such cash infusion to be made no later than 30 days after the monthly financial statements for such quarter are due to the Lender, provided, however, that:

(a)  if year-to-date Net Income, determined as at the end of such quarter, is positive, no such cash infusion shall be required, and

(b)  if quarterly Net Income and year-to-date Net Income, determined as at the end of such quarter, are both negative, then the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received a cash infusion (in the form of equity or Subordinated Debt) in an amount equal to or greater than the lesser of:

(i)        the absolute value of the negative quarterly Net Income, and

(ii)       the absolute value of the negative year-to-date Net Income such cash infusion to be made no later than 30 days after the monthly financial statements for such quarter are due to the Lender, provided, further, however, that if the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received prior cash infusions (in the form of equity or Subordinated Debt) for such fiscal year in an amount equal to or greater than the absolute value of the negative year-to-date Net Income, no additional cash infusion shall be required.

If the Borrower shall provide the Lender evidence, in form and substance acceptable to the Lender in its sole discretion, that it has received the cash infusion (in the form of equity or Subordinated Debt) in the amounts and in the time periods required pursuant to this Section 6.12, then (i) any default under this Section 6.12 for such quarter shall be deemed to have been automatically waived by the Lender and (ii) any default under Section 6.13 due solely to such negative quarterly Net Income for such quarter shall be deemed to have been automatically waived by the Lender.”

3.  Section 6.13. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.13 Minimum Book Net Worth Plus Subordinated Debt. The Borrower will maintain, during each period described below, its Book Net Worth plus Subordinated Debt, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

Period	Minimum Book Net Worth Plus Subordinated Debt
March 31, 2006	$19,497,403
April 30, 2006	$19,354,065
May 31, 2006	$19,051,863
June 30, 2006	$19,704,162
July 31, 2006	$19,992,421
August 31, 2006	$20,000,157
September 30, 2006	$21,229,921
October 31, 2006	$21,457,194
November 30, 2006	$21,459,894
December 31, 2006 and each month thereafter	$22,119,921”

4.  Section 6.14. Section 6.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.14 Minimum Average Availability. The Borrower will maintain during each month, determined as at the end of each month, average Availability (which calculation will be based on a trailing three-month average) during the month of not less than $500,000, which amount may be adjusted at the sole discretion of the Lender.”

5.  Section 6.15. Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.15 New Covenants. On or before November 30, 2006, the Borrower and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14, 7.4(c) and 7.10 for periods after such date. The new covenant levels will be based on the Borrower’s projections for such periods and shall be no less stringent than the present levels, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its sole discretion and the failure by the Borrower to maintain the designated amounts shall constitute an Event of Default.”

6.  Section 7.4(c). Section 7.4(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c) SANZ will not make any payments to Solunet other than payments reimbursing Solunet for corporate operating expenses in the ordinary course of business, such as payroll, lease and rent expenses, utilities, etc., which payments shall not exceed $9,000,000 in the aggregate during SANZ’s fiscal year ending December 31, 2006, and shall be zero during any fiscal year thereafter. Before SANZ makes any payment to Solunet otherwise permitted under this Section 7.4(c), and immediately after making any such payment, SANZ Availability shall not be less than $250,000 and SANZ shall have positive Book Net Worth plus Subordinated Debt.”

7.  Section 7.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $1,600,000 in the aggregate during any fiscal year.”

8.  Exhibit B. Exhibit B of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit B attached hereto.

9.  No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

10.  Waiver of Defaults. The Borrowers are in default under Section 7.17 Salaries as a result of bonuses paid to the Chief Executive Officer and the Chief Financial Officer in March of 2006 (the “Existing Defaults”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

11.  Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 10 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)  The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and the Subordinated Creditor.

(b)  Such other matters as the Lender may require.

12.  Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a)  Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

(b)  The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to either Borrower, or the articles of incorporation or by-laws of either Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which either Borrower or its properties may be bound or affected.

(c)  All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

13.  References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

14.  No Other Waiver. Except as set forth in Paragraph 10 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

15.  Release. Each Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

16.  Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by such Borrower, make a loan to such Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

17.  Joint and Several Liability. All obligations of SANZ and Solunet under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to both or all of them jointly and each such Person shall be bound both severally and jointly with the other. Each of SANZ and Solunet is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to either Borrower shall constitute notice to both. Directions, instructions, representations, warranties or covenants made by either Borrower to the Lender shall be binding on both.

18.  Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division		SANZ INC.

		By:	/s/ John Jenkins
		Name:	John Jenkins
By:	/s/ Aida M. Sunglao-Canlas	Its:	President
Name:	Aida M. Sunglao-Canlas
Its:	Vice President

SOLUNET STORAGE, INC.

By:	/s/ Robert C. Ogden
Name:	Robert C. Ogden
Its:	Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of SANZ Inc., formerly known as Storage Area Networks, Inc., (“SANZ”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) agrees and acknowledges that the Guaranty extends to the obligations of Solunet to the Lender to the same extent, in the same manner and on the same terms as to SANZ; (iii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iv) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC.

By:	/s/ John Jenkins
Name:	John Jenkins
Its:	President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of SANZ Inc., formerly known as Storage Area Networks, Inc., (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a Subordination Agreement dated as of January 17, 2002 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 15 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

SAN HOLDINGS, INC.

By:	/s/ John Jenkins
Name:	John Jenkins
Its:	President

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:  Aida Sunglao-Canlas
Wells Fargo Business Credit

Date:  __________________, 200__

Subject: SANZ Inc. and Solunet Storage, Inc.
Financial Statements

In accordance with our Credit and Security Agreement dated as of May 31, 2001 (as amended, the “Credit Agreement”), attached are the financial statements of SANZ Inc. and Solunet Storage, Inc. (together, the “Borrower”) as of and for ________________, 200__ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

☐ The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐ The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

I hereby certify to the Lender as follows:

☐ The Reporting Date does not mark the end of one of the Borrower’s fiscal quarters, hence I am completing only paragraph __ below.

☐ The Reporting Date marks the end of one of the Borrower’s fiscal quarters, hence I am completing all paragraphs below except paragraph ___.

☐ The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below.

Financial Covenants.

I further hereby certify as follows:

1. Minimum Net Income. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date the Borrower’s Net Income was $____________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

Period	Minimum Net Income
Three months ending March 31, 2006	($600,000)
Six months ending June 30, 2006	($935,759)
Nine months ending September 30, 2006	$350,000
Twelve months ending December 31, 2006	$1,000,000

2. Minimum Cash Infusion. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date the Borrower has received a cash infusion in the amount of $____________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as calculated pursuant to that Section.

3. Minimum Book Net Worth Plus Subordinated Debt. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower’s Book Net Worth plus Subordinated Debt was $____________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

Period	Minimum Book Net Worth Plus Subordinated Debt
March 31, 2006	$19,497,403
April 30, 2006	$19,354,065
May 31, 2006	$19,051,863
June 30, 2006	$19,704,162
July 31, 2006	$19,992,421
August 31, 2006	$20,000,157
September 30, 2006	$21,229,921
October 31, 2006	$21,457,194
November 30, 2006	$21,459,894
December 31, 2006 and each month thereafter	$22,119,921

4. Minimum Average Availability. Pursuant to Section 6.14 of the Credit Agreement, the Borrower’s average Availability (which calculation will be based on a trailing three-month average) for the month ending on the Reporting Date was $____________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $500,000 during such period, which amount may be adjusted at the sole discretion of the Lender.

5. Payments from SANZ Inc. to Solunet Storage, Inc. Pursuant to Section 7.4(c) of the Credit Agreement, SANZ Inc. has made the following payments to Solunet Storage, Inc. since the last Reporting Date, and as of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 7.4(c) of the Credit Agreement concerning payments from SANZ Inc. to Solunet Storage, Inc.

[Borrower to list each payment, the SANZ Availability and SANZ’s Book Net Worth after each payment]

6. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ended ______________, 20___, for Capital Expenditures, $__________________ in the aggregate, which ☐satisfies ☐ does not satisfy the requirement that such expenditures not exceed $1,600,000 in the aggregate during such year.

7. Salaries. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

SANZ INC. SOLUNET STORAGE, INC.

By:
Its:	Chief Financial Officer